UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
September 21, 2007

GENERAL MARITIME CORPORATION
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

REPUBLIC OF THE MARSHALL ISLANDS
(STATE OR OTHER JURISDICTION OF INCORPORATION)

001-16531 (COMMISSION FILE NUMBER)	06-159-7083 (I.R.S. EMPLOYER IDENTIFICATION NO.)

299 Park Avenue New York, New York 10171 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(212) 763-5600
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Not Applicable
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.     Creation Of A Direct Financial Obligation Or An Obligation Under An Off-Balance Sheet Arrangement Of A Registrant

                General Maritime Corporation (the “Company”) entered into an interest rate swap transaction on September 21, 2007 with Citibank N.A., New York (the “Counterparty”).  The Company entered into the current interest rate swap transaction to mitigate the Company’s floating rate interest risk on an aggregate of $100 million of the Company’s debt that is outstanding under its 2005 credit facility.  The interest rate swap has an effective date of October 1, 2007 and a maturity date of October 1, 2010.  The Company is required to make certain quarterly fixed rate payments to the Counterparty calculated on a notional amount of $100 million, while the Counterparty is obligated to make certain quarterly floating rate payments to the Company referencing the same notional amount.  The interest rate swap transaction effectively fixes the annual interest rate payable on $100 million of the Company’s debt which may exist to 4.7480% under the 2005 credit facility.  Notwithstanding the terms of the interest rate swap transaction, the Company is ultimately obligated for all amounts due and payable under the credit facility.  The Company may enter into additional swap transactions in the future from time to time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

            GENERAL MARITIME CORPORATION
            (Registrant)

            By: /s/ John C. Georgiopoulos
               Name: John C. Georigopoulos
               Title:   Chief Administrative Officer

Date: September 27, 2007